Filed pursuant to Rule 433

Registration Nos. 333-277499 and

333-277499-01

May 14, 2025

Pricing Term Sheet

US$500,000,000 4.900% Senior Notes due 2028

Issuer:	Woodside Finance Limited

Guarantor:	Woodside Energy Group Ltd

Security:	4.900% Senior Notes due 2028 (the “2028 Notes”)

Principal Amount:	US$500,000,000

Guarantee:	Payment of the principal of and interest on the 2028 Notes is fully and unconditionally guaranteed by the Guarantor

Ranking:	The 2028 Notes are unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Issuer, and the Guarantees are unsecured obligations of the Guarantor and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Guarantor, except, in each case, indebtedness given preference by applicable law

Legal Format:	SEC Registered Global Notes

Guarantor Credit Ratings*:	Moody’s: Baa1 (stable outlook)

S&P: BBB+ (negative outlook)

Expected Note Ratings*:	Moody’s: Baa1 / S&P: BBB+

Trade Date:	May 14, 2025

Settlement Date:	May 19, 2025 (T+3**)

Maturity Date:	May 19, 2028

Interest Rate:	4.900% per annum

Interest Payment Dates:	May 19 and November 19 of each year, commencing November 19, 2025, and ending on the Maturity Date, subject to the Business Day Convention

Benchmark Treasury:	3.750% due May 15, 2028

Benchmark Treasury Price:	99-04+

Benchmark Treasury Yield:	4.057%

Re-offer Spread to Benchmark Treasury:	105bps

Re-offer Yield:	5.107%

Public Offering Price:	Per Note: 99.431%; Total: US$497,155,000

Proceeds, before Expenses, to Issuer:	Per Note: 99.181%; Total: US$495,905,000

Optional Redemption:	Make-whole call at the Treasury Rate +20bps at any time before April 19, 2028

Par call at any time on or after April 19, 2028

Tax Redemption:	The provision for optional tax redemption described in the preliminary prospectus supplement under “Description of the Notes—Tax Redemption” will apply in the event of various tax law changes after the Trade Date and other limited circumstances described therein

Day Count Convention:	30/360, unadjusted

Business Day Convention:	Following Business Day Convention

Business Days:	Sydney, London, New York, Perth

Denominations:	Minimum of US$2,000 and in integral multiples of US$1,000 in excess thereof

CUSIP:	980236 AX1

ISIN:	US980236AX18

Joint Bookrunners:	Barclays Capital Inc.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Passive Bookrunner:	UBS Securities LLC

Governing Law:	New York

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or suspension at any time.

**Woodside Finance Limited expects that delivery of the 2028 Notes will be made to investors on or about May 19, 2025, which will be the third business day following the date of pricing of the 2028 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2028 Notes prior to the business day before the delivery of the 2028 Notes will be required, by virtue of the fact that the 2028 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2028 Notes who wish to trade 2028 Notes prior to the business day prior to the date of delivery of the 2028 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2028 Notes are not available to retail in EEA or the UK.

This communication and the communication of any other documents or materials relating to the issue of the 2028 Notes are not being made, and have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this communication and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This communication and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This communication and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this communication or any other documents and/or materials relating to the issue of the 2028 Notes or any of their contents.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2028 Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Goldman Sachs & Co. LLC (“GS&Co”) is relying upon Australian Securities and Investments Commission (“ASIC”) Class Order 03/1100 and in that respect makes the following disclosures. GS&Co is exempt under ASIC Class Order 03/1100 from the requirement to hold an Australian financial services license under the Corporations Act 2001 (Cth) in respect of the financial services, if any, it may provide. GS&Co is regulated by the U.S. Securities and Exchange Commission (“SEC”) under U.S. laws, which differ from Australian laws.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526 and J.P. Morgan Securities LLC at 1-212-834-4533.

Filed pursuant to Rule 433

Registration Nos. 333-277499 and

333-277499-01

May 14, 2025

Pricing Term Sheet

US$1,250,000,000 5.400% Senior Notes due 2030

Issuer:	Woodside Finance Limited

Guarantor:	Woodside Energy Group Ltd

Security:	5.400% Senior Notes due 2030 (the “2030 Notes”)

Principal Amount:	US$1,250,000,000

Guarantee:	Payment of the principal of and interest on the 2030 Notes is fully and unconditionally guaranteed by the Guarantor

Ranking:	The 2030 Notes are unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Issuer, and the Guarantees are unsecured obligations of the Guarantor and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Guarantor, except, in each case, indebtedness given preference by applicable law

Legal Format:	SEC Registered Global Notes

Guarantor Credit Ratings*:	Moody’s: Baa1 (stable outlook)

S&P: BBB+ (negative outlook)

Expected Note Ratings*:	Moody’s: Baa1 / S&P: BBB+

Trade Date:	May 14, 2025

Settlement Date:	May 19, 2025 (T+3**)

Maturity Date:	May 19, 2030

Interest Rate:	5.400% per annum

Interest Payment Dates:	May 19 and November 19 of each year, commencing November 19, 2025, and ending on the Maturity Date, subject to the Business Day Convention

Benchmark Treasury:	3.875% due April 30, 2030

Benchmark Treasury Price:	98-22

Benchmark Treasury Yield:	4.170%

Re-offer Spread to Benchmark Treasury:	130bps

Re-offer Yield:	5.470%

Public Offering Price:	Per Note: 99.697%; Total: US$1,246,212,500

Proceeds, before Expenses, to Issuer:	Per Note: 99.347%; Total: US$1,241,837,500

Optional Redemption:	Make-whole call at the Treasury Rate +20bps at any time before April 19, 2030

Par call at any time on or after April 19, 2030

Tax Redemption:	The provision for optional tax redemption described in the preliminary prospectus supplement under “Description of the Notes—Tax Redemption” will apply in the event of various tax law changes after the Trade Date and other limited circumstances described therein

Day Count Convention:	30/360, unadjusted

Business Day Convention:	Following Business Day Convention

Business Days:	Sydney, London, New York, Perth

Denominations:	Minimum of US$2,000 and in integral multiples of US$1,000 in excess thereof

CUSIP:	980236 AT0

ISIN:	US980236AT06

Joint Bookrunners:	Barclays Capital Inc.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Passive Bookrunner:	UBS Securities LLC

Governing Law:	New York

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or suspension at any time.

**Woodside Finance Limited expects that delivery of the 2030 Notes will be made to investors on or about May 19, 2025, which will be the third business day following the date of pricing of the 2030 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2030 Notes prior to the business day before the delivery of the 2030 Notes will be required, by virtue of the fact that the 2030 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2030 Notes who wish to trade 2030 Notes prior to the business day prior to the date of delivery of the 2030 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2030 Notes are not available to retail in EEA or the UK.

This communication and the communication of any other documents or materials relating to the issue of the 2030 Notes are not being made, and have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this communication and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This communication and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This communication and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this communication or any other documents and/or materials relating to the issue of the 2030 Notes or any of their contents.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2030 Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Goldman Sachs & Co. LLC (“GS&Co”) is relying upon Australian Securities and Investments Commission (“ASIC”) Class Order 03/1100 and in that respect makes the following disclosures. GS&Co is exempt under ASIC Class Order 03/1100 from the requirement to hold an Australian financial services license under the Corporations Act 2001 (Cth) in respect of the financial services, if any, it may provide. GS&Co is regulated by the U.S. Securities and Exchange Commission (“SEC”) under U.S. laws, which differ from Australian laws.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526 and J.P. Morgan Securities LLC at 1-212-834-4533.

Filed pursuant to Rule 433

Registration Nos. 333-277499 and

333-277499-01

May 14, 2025

Pricing Term Sheet

US$500,000,000 5.700% Senior Notes due 2032

Issuer:	Woodside Finance Limited

Guarantor:	Woodside Energy Group Ltd

Security:	5.700% Senior Notes due 2032 (the “2032 Notes”)

Principal Amount:	US$500,000,000

Guarantee:	Payment of the principal of and interest on the 2032 Notes is fully and unconditionally guaranteed by the Guarantor

Ranking:	The 2032 Notes are unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Issuer, and the Guarantees are unsecured obligations of the Guarantor and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Guarantor, except, in each case, indebtedness given preference by applicable law

Legal Format:	SEC Registered Global Notes

Guarantor Credit Ratings*:	Moody’s: Baa1 (stable outlook)

S&P: BBB+ (negative outlook)

Expected Note Ratings*:	Moody’s: Baa1 / S&P: BBB+

Trade Date:	May 14, 2025

Settlement Date:	May 19, 2025 (T+3**)

Maturity Date:	May 19, 2032

Interest Rate:	5.700% per annum

Interest Payment Dates:	May 19 and November 19 of each year, commencing November 19, 2025, and ending on the Maturity Date, subject to the Business Day Convention

Benchmark Treasury:	4.000% due April 30, 2032

Benchmark Treasury Price:	97-29+

Benchmark Treasury Yield:	4.349%

Re-offer Spread to Benchmark Treasury:	145bps

Re-offer Yield:	5.799%

Public Offering Price:	Per Note: 99.437%; Total: US$497,185,000

Proceeds, before Expenses, to Issuer:	Per Note: 99.037%; Total: US$495,185,000

Optional Redemption:	Make-whole call at the Treasury Rate +25bps at any time before March 19, 2032

Par call at any time on or after March 19, 2032

Tax Redemption:	The provision for optional tax redemption described in the preliminary prospectus supplement under “Description of the Notes—Tax Redemption” will apply in the event of various tax law changes after the Trade Date and other limited circumstances described therein

Day Count Convention:	30/360, unadjusted

Business Day Convention:	Following Business Day Convention

Business Days:	Sydney, London, New York, Perth

Denominations:	Minimum of US$2,000 and in integral multiples of US$1,000 in excess thereof

CUSIP:	980236 AU7

ISIN:	US980236AU78

Joint Bookrunners:	Barclays Capital Inc.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Passive Bookrunner:	UBS Securities LLC

Governing Law:	New York

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or suspension at any time.

**Woodside Finance Limited expects that delivery of the 2032 Notes will be made to investors on or about May 19, 2025, which will be the third business day following the date of pricing of the 2032 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2032 Notes prior to the business day before the delivery of the 2032 Notes will be required, by virtue of the fact that the 2032 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2032 Notes who wish to trade 2032 Notes prior to the business day prior to the date of delivery of the 2032 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2032 Notes are not available to retail in EEA or the UK.

This communication and the communication of any other documents or materials relating to the issue of the 2032 Notes are not being made, and have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this communication and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This communication and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This communication and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this communication or any other documents and/or materials relating to the issue of the 2032 Notes or any of their contents.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2032 Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Goldman Sachs & Co. LLC (“GS&Co”) is relying upon Australian Securities and Investments Commission (“ASIC”) Class Order 03/1100 and in that respect makes the following disclosures. GS&Co is exempt under ASIC Class Order 03/1100 from the requirement to hold an Australian financial services license under the Corporations Act 2001 (Cth) in respect of the financial services, if any, it may provide. GS&Co is regulated by the U.S. Securities and Exchange Commission (“SEC”) under U.S. laws, which differ from Australian laws.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526 and J.P. Morgan Securities LLC at 1-212-834-4533.

Filed pursuant to Rule 433

Registration Nos. 333-277499 and

333-277499-01

May 14, 2025

Pricing Term Sheet

US$1,250,000,000 6.000% Senior Notes due 2035

Issuer:	Woodside Finance Limited

Guarantor:	Woodside Energy Group Ltd

Security:	6.000% Senior Notes due 2035 (the “2035 Notes”)

Principal Amount:	US$1,250,000,000

Guarantee:	Payment of the principal of and interest on the 2035 Notes is fully and unconditionally guaranteed by the Guarantor

Ranking:	The 2035 Notes are unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Issuer, and the Guarantees are unsecured obligations of the Guarantor and will rank equally in right of payment with all other unsecured and unsubordinated debt obligations of the Guarantor, except, in each case, indebtedness given preference by applicable law

Legal Format:	SEC Registered Global Notes

Guarantor Credit Ratings*:	Moody’s: Baa1 (stable outlook)

S&P: BBB+ (negative outlook)

Expected Note Ratings*:	Moody’s: Baa1 / S&P: BBB+

Trade Date:	May 14, 2025

Settlement Date:	May 19, 2025 (T+3**)

Maturity Date:	May 19, 2035

Interest Rate:	6.000% per annum

Interest Payment Dates:	May 19 and November 19 of each year, commencing November 19, 2025, and ending on the Maturity Date, subject to the Business Day Convention

Benchmark Treasury:	4.250% due May 15, 2035

Benchmark Treasury Price:	97-23

Benchmark Treasury Yield:	4.536%

Re-offer Spread to Benchmark Treasury:	160bps

Re-offer Yield:	6.136%

Public Offering Price:	Per Note: 98.995%; Total: US$1,237,437,500

Proceeds, before Expenses, to Issuer:	Per Note: 98.545%; Total: US$1,231,812,500

Optional Redemption:	Make-whole call at the Treasury Rate +25bps at any time before February 19, 2035

Par call at any time on or after February 19, 2035

Tax Redemption:	The provision for optional tax redemption described in the preliminary prospectus supplement under “Description of the Notes—Tax Redemption” will apply in the event of various tax law changes after the Trade Date and other limited circumstances described therein

Day Count Convention:	30/360, unadjusted

Business Day Convention:	Following Business Day Convention

Business Days:	Sydney, London, New York, Perth

Denominations:	Minimum of US$2,000 and in integral multiples of US$1,000 in excess thereof

CUSIP:	980236 AV5

ISIN:	US980236AV51

Joint Bookrunners:	Barclays Capital Inc.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Passive Bookrunner:	UBS Securities LLC

Governing Law:	New York

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or suspension at any time.

**Woodside Finance Limited expects that delivery of the 2035 Notes will be made to investors on or about May 19, 2025, which will be the third business day following the date of pricing of the 2035 Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2035 Notes prior to the business day before the delivery of the 2035 Notes will be required, by virtue of the fact that the 2035 Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the 2035 Notes who wish to trade 2035 Notes prior to the business day prior to the date of delivery of the 2035 Notes should consult their advisors.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as the 2035 Notes are not available to retail in EEA or the UK.

This communication and the communication of any other documents or materials relating to the issue of the 2035 Notes are not being made, and have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, this communication and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This communication and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This communication and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this communication or any other documents and/or materials relating to the issue of the 2035 Notes or any of their contents.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the 2035 Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Goldman Sachs & Co. LLC (“GS&Co”) is relying upon Australian Securities and Investments Commission (“ASIC”) Class Order 03/1100 and in that respect makes the following disclosures. GS&Co is exempt under ASIC Class Order 03/1100 from the requirement to hold an Australian financial services license under the Corporations Act 2001 (Cth) in respect of the financial services, if any, it may provide. GS&Co is regulated by the U.S. Securities and Exchange Commission (“SEC”) under U.S. laws, which differ from Australian laws.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. The offer is being made only by means of a prospectus and related prospectus supplement. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526 and J.P. Morgan Securities LLC at 1-212-834-4533.